Exhibit 10.7

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (the “1933 ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO YOU THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

PLAIN ENGLISH WARRANT AGREEMENT

This is a PLAIN ENGLISH WARRANT AGREEMENT dated October 20, 2011 by and between GEVO, INC., a Delaware corporation and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company.

The words “We”, “Us”, or “Our” refer to the warrant holder, which is TRIPLEPOINT CAPITAL LLC. The words “You” or “Your” refers to the issuer, which is GEVO, INC., and not to any individual. The words “The Parties” refers to both TRIPLEPOINT CAPITAL LLC and GEVO, INC. This Plain English Warrant Agreement may be referred to as the “Warrant Agreement”.

We have previously entered into a Plain English Growth Capital Loan and Security Agreement dated as of August 5, 2010 (as amended or modified from time to time, the “Original Agri-Energy Loan Agreement”) with Agri-Energy, LLC, a Minnesota limited liability company (the “Agri-Energy Borrower”) which was amended and restated pursuant to the Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of October 20, 2011 (as amended or modified from time to time, the “Amended and Restated Agri-Energy Loan Agreement”). In consideration of Us agreeing to extend certain loans to the Agri-Energy Borrower pursuant to the Original Agri-Energy Loan Agreement and the Amended and Restated Agri-Energy Loan Agreement, the Parties have also entered into a Plain English Continuing Guaranty, dated as of August 5, 2010 (as amended or modified from time to time, the “Guaranty”).

You are deriving direct and indirect economic benefits from the loans to be extended by Us to the Agri-Energy Borrower under the Amended and Restated Agri-Energy Loan Agreement.

In consideration of the Amended and Restated Agri-Energy Loan Agreement and the loans being extended by Us to the Agri-Energy Borrower and the direct and indirect economic benefits to be derived from those loans, the Parties agree to the following mutual agreements and conditions set forth below:

WARRANT INFORMATION
Effective Date October 20, 2011	Warrant Number 0647-W-03		Loan Facility Number 0647-GC-03
Warrant Coverage Up to $1,500,000 (10% of $15,000,000) as set forth in Section 1.	Number of Shares Up to 188,442 as set forth in Section 1 and subject to adjustment as set forth in this Warrant Agreement.	Price Per Share $7.96 (subject to adjustment per the terms of this Warrant Agreement)	Type of Stock Common Stock

OUR CONTACT INFORMATION
Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Road, Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com
YOUR CONTACT INFORMATION
Customer Name Gevo, Inc.	Address For Notices 345 Inverness Dr. South Building C, Suite 310 Engelwood, CO 80112	Contact Person Patrick R. Gruber, CEO Tel: (720) 267-8614

1.	WHAT YOU AGREE TO GRANT US

You grant to Us and We are entitled, upon the terms and subject to the conditions set forth in this Warrant Agreement, to purchase from You, at a price per share equal to the Exercise Price, that number of fully paid and non-assessable shares of Your Common Stock equal to Seven Hundred Fifty Thousand Dollars ($750,000), divided by the Exercise Price.

In addition, You grant to Us and We are entitled, upon the terms and subject to the conditions set forth in this Warrant Agreement, to purchase from You, at a price per share equal to the Exercise Price, an additional number of fully paid and non-assessable shares of Your Common Stock equal to five percent (5.0%) of any amounts advanced under the Part 2 Commitment Amount of the Agri-Energy Loan Agreement (it being understood that the product of 5.0% multiplied by amounts advanced under the Part 2 Commitment Amount shall not exceed $750,000), divided by the Exercise Price.

The number of shares of Common Stock and the Exercise Price of such shares of Common Stock are subject to adjustment as provided in Section 4 hereof.

For purposes of this Warrant Agreement, the following capitalized terms have the meanings given below:

“Exercise Price” means $7.96.

“Common Stock” means as of any date of determination, Your common stock, par value $0.01 per share, authorized under Your Certificate of Incorporation as in effect on the Effective Date.

The Parties agree that this Warrant Agreement to purchase shares of Your Common Stock has a fair market value equal to $100 and that $100 of the issue price of the investment will be allocable to the Warrant Agreement and the balance shall be allocable to the Loan Agreement for income tax purposes and the original issue discount on the Loan Agreement shall be considered to be zero.

2.	WHEN ARE WE ENTITLED TO PURCHASE YOUR COMMON STOCK.

The term of this Warrant Agreement and our right to purchase Common Stock will begin on the Effective Date, and shall be available for seven (7) years from the Effective Date through and including October 19, 2018.

3.	HOW WE MAY PURCHASE YOUR COMMON STOCK.

We may exercise Our purchase or conversion rights (as applicable), in whole or in part, at any time, or from time to time, prior to the expiration of the term of this Warrant Agreement, by giving You a completed and executed Notice of Exercise in the form attached as Exhibit I. Promptly upon receipt of the Notice of Exercise and in any event no later than twenty-one (21) days after you have received Our Notice of Exercise and payment of the Exercise Price, as set forth below, for the shares purchased, You will issue to Us a certificate for the number of shares of Common Stock that We have purchased and You will execute the Acknowledgment of Exercise in the form attached hereto as Exhibit II indicating the number of shares of Common Stock that will be available to Us for future purchases, if any.

We may pay for the Common Stock by either (i) cash or check, or (ii) if the current fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation) by the Net Issuance Method as determined below. If We elect the Net Issuance Method, You will issue Common Stock using the following formula:

X =	Y(A-B)
A

Where:	X =	the number of shares of Common Stock to be issued to Us.
	Y =	the number of shares of Common Stock We request to be exercised under this Warrant Agreement.
	A =	the fair market value of one share of Common Stock (at the date of such calculation).
	B =	the Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the current fair market value of Common Stock shall mean with respect to each share of Common Stock:

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if Your Common Stock is traded on a U.S. national or regional securities exchange, the fair market value shall be the average of the closing prices of Your Common Stock, as reported on such exchange over a five (5) day trading period ending three (3) days before the day the current fair market value of the securities is being determined; or

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if Your Common Stock not traded on a U.S. national or regional securities exchange but is quoted on an established automated over-the-counter trading market in the U.S, the fair market value shall be the average of the closing bid and asked prices of Your Common Stock, as quoted on such market, over the five (5) day trading period ending three (3) days before the day the current fair market value of the securities is being determined.

During the term of this Warrant Agreement, You will at all times from and after the Effective Date have authorized and reserved a sufficient number of shares of Your Common Stock to provide for the exercise of our rights to purchase shares of Your Common Stock pursuant to this Warrant Agreement.

If We elect to exercise part of the Warrant Agreement, You will promptly issue to Us an amended Warrant Agreement stating the remaining number of shares of Common Stock that are available. All other terms and conditions of that amended Warrant Agreement shall be identical to those contained in this Warrant Agreement.

If at the end of the term of this Warrant Agreement, the fair market value of one share of Common Stock (or other security issuable upon the exercise hereof) as determined in accordance herewith is greater than the Exercise Price in effect on such date, then this Warrant Agreement shall automatically be exercised via Net Issuance Method and deemed on and as of such date to be converted pursuant hereto as to all shares of Common Stock (or such other securities) for which it shall not previously have been exercised or converted, and You shall promptly deliver a certificate representing the shares of Common Stock (or such other securities) issued upon such conversion to Us.

4.	WHEN WILL THE NUMBER OF SHARES AND EXERCISE PRICE CHANGE.

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If You are Acquired. If at any time: (i) there is a reorganization of Your stock (other than a reclassification, exchange or subdivision of Your stock otherwise provided for in this Warrant Agreement); (ii) You merge or consolidate with or into another entity, whether or not You are the surviving entity; (iii) You sell or convey, or grant an exclusive license with respect to, all or substantially all of Your assets to any other person; or (iv) there occurs any transaction or series of related transactions that result in the transfer of fifty percent (50%) or more of the outstanding voting power of Your capital stock (each of the foregoing events are referred to as a “Merger Event”), then, as a part of such Merger Event, lawful provision shall be made so that We shall thereafter be entitled to receive, upon exercise of Our rights under this Warrant Agreement, the same securities, cash, and/or other property as would have been payable to Us if We had exercised Our rights under this Warrant Agreement immediately prior to the Merger Event and subsequent closing. In any such case, appropriate adjustment (as determined in good faith by the Your Board of

Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to Our rights and interest after the Merger Event so that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable to the greatest extent possible.

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If You Reclassify Your Stock. If at any time You combine, reclassify, exchange or subdivide Your securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement will thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

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If You Subdivide or Combine Your Shares. If at any time You combine or subdivide Your Common Stock, the Exercise Price will be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

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If You Pay Stock Dividends. If at any time You pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the above paragraphs) of Your Common Stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of Your Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of Your Common Stock outstanding immediately after such dividend or distribution. We will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

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No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All shares of Common Stock (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, You shall, in lieu of issuance of any fractional share, pay Us a sum in cash equal to the product resulting from multiplying the then current fair market value of a share of Common Stock by such fraction.

5.	WE CAN TRANSFER THIS PLAIN ENGLISH WARRANT AGREEMENT.

Subject to the terms and conditions contained in Section 7 and Our compliance with any applicable Federal and state securities laws, We (or any successor transferee) may transfer in whole or in part this Warrant Agreement and all its rights. You will record the transfer on Your books when You receive Our Notice of Transfer in the form attached hereto as Exhibit III, and Our payment of all transfer taxes and other governmental charges involved in such transfer.

6.	REPRESENTATIONS, WARRANTIES, AND COVENANTS FROM YOU.

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Reservation of Common Stock. The Common Stock issuable upon exercise of Our rights under this Warrant Agreement will be duly and validly reserved and when issued in accordance with the provisions of this Warrant Agreement will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever imposed by You; provided, however, that the Common Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. Upon Our exercise, You will issue to Us certificates for shares of Common Stock without charging Us any tax, or other cost incurred by You in connection with such exercise and the related issuance of shares of Common Stock. You will not be required to pay any tax, which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than TriplePoint Capital LLC.

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Due Authority. Your execution and delivery of this Warrant Agreement and the performance of Your obligations hereunder, including the issuance to Us of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on Your part and this Warrant Agreement is not inconsistent with Your Certificate of Incorporation or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which You are a party or by which You are bound, and this Warrant Agreement constitutes a legal, valid and binding agreement, enforceable against You in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

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Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to execution, delivery and Your performance of Your obligations under this Warrant Agreement, except for the filing of any required notices pursuant to Federal and state securities laws, which filings will be effective by the times required thereby.

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Issued Securities. All of Your issued and outstanding shares of Common Stock or any other securities have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock were issued in full compliance with all Federal and state securities laws. In addition as of the Effective Date:

Your authorized capital consists of (A) 100,000,000 shares of Common Stock, of which 25,972,828 shares of Common Stock are issued and outstanding, and (B) 5,000,000 shares of preferred stock, of which no shares are issued and outstanding.

You have reserved 6,939,851 shares of Common Stock for issuance under Your Stock Incentive Plans, under which 3,403,509 options are outstanding, 242,282 shares of restricted stock are outstanding, 83,919 options have been exercised and 3,210,141 shares are available for future issuance.

Your stockholders do not have preemptive rights to purchase new issuances of Your capital stock.

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Other Commitments to Register Securities. Except as set forth in this Warrant Agreement, previous warrant agreements executed in favor of Us and the Investors’ Rights Agreement, You are not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of Your presently outstanding securities or any of Your securities which may hereafter be issued.

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Exempt Transaction. Subject to the accuracy of Our representations in Section 7 hereof, the issuance of the shares of Common Stock upon exercise of this Warrant Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

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Compliance with Rule 144. We may sell the Common Stock issuable hereunder in compliance with Rule 144 promulgated by the Securities and Exchange Commission. Within ten (10) days of Our request, You agree to furnish Us a written statement confirming Your compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule 144, as may be amended.

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No Impairment. You agree not to, by amendment of Your Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by You, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Our rights under this Warrant against impairment. However, You shall not be deemed to have impaired Our rights if You amend Your Certificate of Incorporation in a manner that does not (individually or when considered in the context of any other actions being taken in connection with such amendments or waivers) affect Us in a manner different from the effect that such amendments or waivers have on the rights of other holders of Your Common Stock.

7.	OUR REPRESENTATIONS AND COVENANTS TO YOU.

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Investment Purpose. The right to acquire this Warrant Agreement and the Common Stock issuable upon exercise of Our rights contained herein will be acquired for investment purposes and not with a view to the sale or distribution of any part thereof, and We have no present intention of selling or engaging in any public distribution of the same in violation of the 1933 Act.

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Private Issue. We understand (i) that this Warrant Agreement and the Common Stock issuable upon exercise of this Warrant Agreement are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that Your reliance on such exemption is predicated on the representations set forth in this Section 7. We further understand that all certificates evidencing the shares to be issued to Us will bear appropriate legends.

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Disposition of Our Rights. In no event will We make a disposition of any of Our rights to acquire Common Stock or Common Stock issuable upon exercise of such rights unless and until (i) We shall have notified You in writing of the proposed disposition, and (ii) the transferee agrees to be bound in writing to the applicable terms and conditions of this Warrant Agreement, and (iii) if You request, We shall have furnished You with an opinion of counsel satisfactory to You and Your counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of Our rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to You at Our request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to You at Our request by the Commission stating that no action shall be recommended by such staff or taken by the Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from You, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend referring to 1933 Act registration or exemption.

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Financial Risk. We have such knowledge and experience in financial and business matters and knowledge of Your business affairs and financial condition as to be capable of evaluating the merits and risks of Our investment, and have the ability to bear the economic risks of Our investment.

•	Accredited Investor. We are an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D of the 1933 Act, as presently in effect.

8.	NOTICES YOU AGREE TO PROVIDE US.

You agree to give Us at least ten (10) days prior written notice of the following events:

•	If You Pay a Dividend or distribution declaration upon your stock.

•	If You consummate a Merger Event.

•	If You dissolve or liquidate.

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If you intend to file a registration statement under the 1933 Act (other than on Form S-4 or Form S-8 promulgated under the 1933 Act or any successor forms thereto) to register for sale shares of Your Common Stock by You or for resale by Your stockholders.

All notices in this Section must set forth details of the event, how the event adjusts either Our number of shares or Our Exercise Price and the method used for such adjustment.

Timely Notice. Your failure to timely provide such notice required above shall entitle Us to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Us.

9.	DOCUMENTS YOU WILL PROVIDE US.

Upon signing this Agreement You will provide Us with:

•	Executed originals of this Agreement, and all other documents and instruments that We may reasonably require

•	Secretary’s certificate of incumbency and authority

•	Certified copy of resolutions of Your board of directors approving this Agreement

•	Certified copy of /Certificate of Incorporation and By-Laws as amended through the Effective Date

•	Current Investor’s Rights Agreement

So long as this Warrant Agreement is in effect, You shall provide Us with the following:

•	You shall submit to Us any documents and other information that We may reasonably request from time to time and are necessary to implement the provisions and purposes of this Warrant Agreement.

10.	REGISTRATION RIGHTS UNDER THE 1933 ACT.

Except as otherwise specifically set forth in this Warrant Agreement, We shall have piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of this Warrant Agreement, on the terms and subject to the conditions set forth in Section 2.3 of the Fifth Amended and Restated Investors’ Rights Agreement, dated as of March 26, 2010 (as amended, the “Investors’ Rights Agreement”); provided, however, that We may include Our shares of Common Stock in a registration pursuant to the exercise of such piggyback registration rights only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities (as defined in the Investors’ Rights Agreement) of the Holders (as defined in the Investors’ Rights Agreement) which are included in such registration.

11.	OTHER LEGAL PROVISIONS THE PARTIES WILL ABIDE BY.

Effective Date. This Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Parties on the date hereof. This Warrant Agreement shall be binding upon any of the successors or assigns of the Parties.

Attorney’s Fees. In any litigation, arbitration or court proceeding between the Parties relating to this Warrant Agreement, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California without giving effect to that body of law pertaining to conflicts of laws.

Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San

Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Plain English Warrant Agreement. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. This waiver extends to all such Claims, including Claims that involve Persons other than You and Us; Claims that arise out of or are in any way connected to the relationship between You and Us; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant Agreement.

Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Notices. Any notice required or permitted under this Warrant Agreement shall be given in writing and shall be deemed effectively given upon the earlier of (1) actual receipt or 3 days after mailing if mailed postage prepaid by regular or airmail to Us or You or (2) one day after it is sent by overnight mail via nationally recognized courier or (3) on the same day as sent via confirmed facsimile transmission, if during normal business hours, or the next business day, if sent after normal business hours, provided that the original is sent by personal delivery or mail by the sending party.

Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where such party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party expressly acknowledges and agrees that there is no adequate remedy at law for any breach of this Warrant Agreement and that in the event of any breach of this Agreement, the injured party shall be entitled to specific performance of any or all provisions hereof or an injunction prohibiting the other party from continuing to commit any such breach of this Agreement.

Survival. The representations, warranties, covenants, and conditions of the Parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

Entire Agreement. This Warrant Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and undertakings of the Parties, whether oral or written, with respect to such subject matter.

Amendments. Any provision of this Warrant Agreement may only be amended by a written instrument signed by the Parties.

Lost Warrants or Stock Certificates. You covenant to Us that, upon receipt of evidence reasonably satisfactory to Us of the loss, theft, destruction or mutilation of this Warrant Agreement or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to You, or in the case of any such mutilation upon surrender and cancellation of such Warrant Agreement or stock certificate, You will make and deliver a new Warrant Agreement or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Agreement or stock certificate.

Rights as Stockholders. We shall not, as a party to this Warrant Agreement, be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock or any of Your other securities which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Us any of the rights of one of Your stockholders or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights or otherwise until this Warrant Agreement is exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Facsimile Signatures. This Warrant Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(Signature Page to Follow)

IN WITNESS WHEREOF, each of the Parties have caused this Warrant Agreement to be executed by its officers who are duly authorized as of the Effective Date.

You:	GEVO, INC.

Signature:	/s/ Patrick Gruber

Print Name:	Patrick Gruber

Title:	Chief Executive Officer

Us:	TRIPLEPOINT CAPITAL LLC

Signature:	/s/ Sajal Srivastava

Print Name:	Sajal Srivastava

Title:	Chief Operating Officer

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